EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                              Jurisdiction of
                                    Percentage Owned            Incorporation
                                    ----------------          ---------------
Hopkinsville Federal Savings Bank         100%                 United States